UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):                                                                                 April 7, 2014

Canyon Gold Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-54851	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 Convention Center Dr, Suite. 700 Las Vegas, Nevada 89109
(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 520-9485

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

When used in this Current Report on Form 8-K, the terms “Company”, “Canyon Gold,”  “we,” “us,” “our” and similar terminology reference to Canyon Gold Corp.

Section 1 – Registrant’s Business and Operations

Item  1.01   Entry into a Material Definitive Agreement.

On April 7, 2014, Canyon Gold Corp. entered into an agreement with EMAC Handels AG, to acquire control of a 100% interest in 180 mineral lease claims, situated in six sections in the west section of the new Long Canyon Gold Trend of the Pequop Mountains area of Elko County, Nevada.  The Company anticipates the preparation of a NI 43.101 Technical Report in the near future.  Contingent upon the results of that report and as necessary funding becomes available, we expect to commence an exploration program on the property for possible gold and silver mineralization deposits.

The acquisition of the claims will be facilitated through Canyon Gold’s wholly owned subsidiary, Long Canyon Gold Resources Corp.  Consideration for the claims will be the issuance to EMAC of 12,000,000 shares of Canyon Gold’s authorized, but previously unissued common stock.  EMAC will retain a 3% Net Smelter Royalty on the claims.

Pursuant to the agreement, Canyon Gold will take all necessary actions to register the claims and to maintain the claims in good standing.  Canyon Gold will also use its best efforts to perform an initial exploration program during 2014.  Canyon Gold will be responsible for all costs and expenses associated with maintaining and exploring the claims.  We intend to contract the services of Development Resources LLC located in American Fork, Utah, to provide the necessary exploration services on the property.

We anticipate that the acquisition will be completed in the second quarter of 2014 following the requisite due diligence investigation. The shares of Canyon Gold common stock to be issued to EMAC will reflect the recent one share for twenty shares reverse stock split that was effected on April 4, 2014.

Section 9 – Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.                      Description

10.1                 Definite Agreement with EMAC Handels AG
99.1                 Press Release

Cautionary Note About Forward-looking Statements

Statements contained in this current report which are not historical facts, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995.  Any “safe harbor under this Act does not apply to a “penny stock” issuer, which definition would include the Company.  Forward-looking statements are based on current expectations and the current economic environment.  We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Canyon Gold Corp.

Date: April 10, 2014	By: S/ Stephen M. Studdert
Stephen M. Studdert
Chief Executive Officer